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                                                               EXHIBIT NO. 23.02



                          INDEPENDENT AUDITORS' CONSENT




To the Partners of
Quadriga Superfund, L.P. - Series A and B:




We consent to the inclusion in the Registration Statement of our report dated March 9, 2004, with respect to the financial statements of Quadriga Superfund, L.P. - Series A and B as of December 31, 2003 and 2002 and for the year ended December 31, 2003 and the period from November 5, 2002 (commencement of operations) through December 31, 2002 and our report dated March 7, 2003 with respect to the financial statements of Quadriga Capital Management, Inc. as of December 31, 2002 and the related statements of income, changes in stockholder's equity, and cash flows for the year then ended. The financial statements of Quadriga Superfund, L.P. - Series A and B and our report thereon are included in the Annual Report of the Fund as filed on Form 10-K. We also consent to the references to our firm under the heading "Experts" in the Prospectus.



/s/



KPMG LLP




New York, New York
April 15, 2004